Exhibit 1.1

4,400,000 Common Shares

($.01 Par Value)

UNDERWRITING AGREEMENT

February 15, 2005

WACHOVIA CAPITAL MARKETS, LLC

as Representative of the Several Underwriters

7 St. Paul Street, 1st Floor

Baltimore, Maryland 21202

The undersigned, Innkeepers USA Trust, a Maryland real estate investment trust that is taxed as a real estate investment trust (“REIT”) for federal income tax purposes (the “Company”), and Innkeepers USA Limited Partnership, a Virginia limited partnership (the “Operating Partnership”), hereby address you as the representative (“you”) of each of the persons, firms and corporations listed on Schedule I hereto (collectively, the “Underwriters”) and hereby confirm their agreement with the several Underwriters as follows:

1. Description of Shares. The Company proposes to issue and sell to the Underwriters 4,400,000 shares of its common shares of beneficial interest, par value $.01 per share (the “Common Shares”). Such 4,400,000 Common Shares are herein collectively referred to as the “Firm Shares.” Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Company further proposes to grant to the Underwriters the right to purchase up to an additional 660,000 Common Shares (the “Option Shares”), as provided in Section 3 of this Agreement. The Firm Shares and the Option Shares are sometimes herein collectively referred to as the “Shares” and are more fully described in the Prospectus (hereinafter defined).

2. Purchase, Sale and Delivery of Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, (a) to purchase from the Company, at a purchase price of $13.5897 per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) to purchase from the Company any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

The Company will deliver the Firm Shares in book-entry form through the facilities of The Depository Trust Company for the accounts of the Underwriters against payment to the Company of the purchase price for the Firm Shares sold by it to the several Underwriters by wire transfer of immediately available funds payable to the order of the Company, at 10:00 a.m., New

York, New York time, on February 22, 2005, or at such other time and date not later than five full business days thereafter as you and the Company may agree, such time and date of payment and delivery being herein called the “Closing Date.”

The Firm Shares so to be delivered will be in such names and denominations as you may request.

It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose funds shall not have been received prior to the Closing Date for Shares to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

It is understood that the Underwriters propose to offer the Shares to the public upon the terms and conditions set forth in the Prospectus Supplement (as hereinafter defined).

3. Purchase, Sale and Delivery of the Option Shares. The Company hereby grants an option to the Underwriters to purchase up to 660,000 Option Shares on the same terms and conditions as the Firm Shares; provided, however, that such option may be exercised only for the purpose of covering any over-allotments which may be made by them in the sale of the Firm Shares. No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The option to purchase the Option Shares is exercisable on behalf of the several Underwriters by you at any time and from time to time, before the expiration of 30 days from the date of the Prospectus Supplement (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereunder when the New York Stock Exchange is open for trading), for the purchase of all or part of the Option Shares covered thereby, by notice given by you to the Company in the manner provided in Section 12 hereof, setting forth the number of Option Shares as to which the Underwriters are exercising the option, and the date of delivery of said Option Shares, which date shall not be more than five business days after such notice unless otherwise agreed to by the parties. You may terminate the option at any time, as to any unexercised portion thereof, by giving written notice to the Company to such effect.

You shall make such allocation of the option Shares among the Underwriters as may be required to eliminate purchases of fractional Shares. Delivery of the Option Shares with respect to which the option shall have been exercised shall be made in book-entry form through the facilities of The Depository Trust Company, against payment by you of the per share purchase price to the Company by wire transfer of immediately available funds. Such payment and delivery shall be made at 10:00 a.m., New York, New York time, on the date designated in the notice given by you as above provided for (which may be the same as the Closing Date), unless some other date and time are agreed upon, which date and time of payment and delivery are called the “Option Closing Date.” The Option Shares so to be delivered will be in such names and denominations as you may request. On the Option Closing Date, the Company shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Shares as are required hereunder to be delivered on the Closing Date with respect to the Firm Shares.

4. Representations, Warranties and Agreements of the Company and the Operating Partnership. (a) The Company and the Operating Partnership, jointly and severally, represent and warrant to and agree with each Underwriter that:

(i) A registration statement (Registration No. 333-110982) on Form S-3 with respect to the Shares, including the base prospectus portion thereof, and such amendments to such registration statement as may have been required to the date of this Agreement, have been prepared by the Company pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder (the “1933 Act Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) and have been filed with the SEC under the 1933 Act. The Company and the transaction contemplated by this Agreement meet the requirements for use of Form S-3 under the 1933 Act and also currently meet the requirements in effect prior to October 21, 1992 for use of Form S-3. Copies of such registration statement, including any amendments thereto, the related base prospectus dated December 17, 2003, and the exhibits, financial statements and schedules thereto have heretofore been made available by the Company to you. Such registration statement became effective under the 1933 Act on December 17, 2003, 3:30 p.m., New York, New York time, and a final prospectus supplement and base prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the 1933 Act Rules and Regulations will be filed promptly by the Company with the SEC in accordance with Rule 424(b) of the 1933 Act Rules and Regulations. The term “Registration Statement” as used herein means the registration statement as amended at its effective time, including financial statements and all exhibits and all documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and, if applicable, the information deemed to be included by Rule 430A of the 1933 Act Rules and Regulations. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to such registration statement will be filed and must be declared effective before the offering of Shares may commence, the term “Registration Statement” as used herein means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the SEC in accordance with Rule 462(b) under the 1933 Act (an “Abbreviated Registration Statement”), the term “Registration Statement” as used in this Agreement includes the Abbreviated Registration Statement. The term “Prospectus” as used herein means the final prospectus supplement with respect to the Shares as first filed with the SEC pursuant to Rule 424(b) of the 1933 Act Rules and Regulations (the “Prospectus Supplement”), together with the related base prospectus and including the documents incorporated by reference therein pursuant to

Item 12 of Form S-3 under the 1933 Act. No document has been or will be prepared in connection with the offering of the Shares in reliance on Rule 434 of the 1933 Act Rules and Regulations. For purposes of this Agreement, the words “amend,” “amendment,” “amended,” “supplement” or “supplemented” with respect to the Registration Statement or the Prospectus shall mean amendments or supplements to the Registration Statement or the Prospectus, as the case may be, as well as documents filed after the date of this Agreement and prior to the completion of the distribution of the Shares and incorporated by reference therein as described above.

(ii) Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose. The Registration Statement, as of its effective date, and the Prospectus and any amendments or supplements thereto contain or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the 1933 Act and the 1933 Act Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company relating to the Underwriters by or on behalf of the Underwriters expressly for use in the preparation thereof (as provided in Section 13 hereof). There is no contract or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations adopted by the SEC thereunder (the “1934 Act Rules and Regulations”); any future documents incorporated by reference so filed, when they are filed, will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Rules and Regulations; no such incorporated document contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and at the Closing Date, each such incorporated document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership and constitutes a valid and legally binding obligation of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (the “Exceptions”).

(iv) The Company, its subsidiaries (which for purposes of this Agreement includes the Operating Partnership and all subsidiaries of the Operating Partnership) and, to the knowledge of the Company, the IH Manager (as defined hereinafter) have been duly organized and are validly existing as trusts, corporations, limited liability companies or limited partnerships, as applicable, in good standing under the laws of the states or other jurisdictions in which they are incorporated or formed, with full power and authority (corporate and other) to own, lease and operate their respective properties and conduct their respective businesses as described in the Prospectus and, with respect to the Company and the Operating Partnership, to execute and deliver, and perform the Company’s and the Operating Partnership’s obligations under, this Agreement; the Company, its subsidiaries, and, to the knowledge of the Company, the IH Manager are duly qualified to do business as foreign trusts, corporations, limited liability companies or limited partnerships, as applicable, in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. The term “Material Adverse Effect” as used herein means any material adverse effect on the condition (financial or other), business, management, properties, results of operations or cash flow of the Company and its subsidiaries, taken as a whole.

(v) None of the Company, any of its subsidiaries and, to the knowledge of the Company, the IH Manager has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus, that has had or would have Material Adverse Effect; and since the respective dates as of which information is given in the Prospectus, there has not been any change in the capital shares (or equivalent thereof) or long-term debt of the Company or any of its subsidiaries or any other event that would have a Material Adverse Effect, or any development that would have a prospective Material Adverse Effect, otherwise than as set forth in the Prospectus. Except as disclosed in the Company’s Current Report on Form 8-K dated February 9, 2005, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no dividend of any kind declared, paid or made by the Company on any class of its shares of beneficial interest or by the Operating Partnership on any of its partnership interests.

(vi) The issuance and sale of the Shares and the execution, delivery and performance by the Company and the Operating Partnership of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any material violation of the provisions of the Company’s and any of its subsidiaries’ Governing Instruments or any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, except such as have been, or will be prior to the Closing Date, obtained under the 1933 Act or as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters and except for such consents, approvals, authorizations, registrations or qualifications the failure to obtain, individually or in the aggregate, would not have a Material Adverse Effect or a material adverse effect on the Company’s ability to consummate the offer and sale of the Shares as contemplated in this Agreement.

(vii) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus under the heading “Capitalization.” As of the date hereof, 37,966,756 Common Shares are issued and outstanding and 5,800,000 shares of 8.0%

series C convertible preferred shares of beneficial interest, $.01 par value per share (the “Series C Shares”), are issued and outstanding. All outstanding shares of beneficial interest of the Company and the Shares conform, or when issued will conform, to the description thereof in the Prospectus (and such description of the Shares will conform to the charter of the Company) and have been, or, when issued and paid for in the manner described herein will be, duly authorized, validly issued, fully paid and non-assessable; and the issuance of the Shares to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law, the Governing Instruments of the Company or any of its subsidiaries or any agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound. All trust action required to be taken by the Company for the authorization, issuance and sale of the Shares has been duly and validly taken. Except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the shares of beneficial interest of, or other ownership interest in, the Company. The outstanding capital shares, partnership interests or membership interests of, or other ownership interest in, the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as disclosed in the Prospectus, are owned, directly or indirectly, by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and were not issued in violation of any preemptive or similar rights; all of the issued and outstanding shares of beneficial interest of the Company and all of the issued and outstanding partnership interests of the Operating Partnership have been offered, issued and sold by the Company and the Operating Partnership in compliance with all laws, rules and regulations, including all federal and state securities laws; and, except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital shares, partnership interests or membership interests of, or other ownership interests in, any of the subsidiaries.

(viii) Innkeepers Financial Corporation (the “General Partner”) is the sole general partner of the Operating Partnership, and upon the consummation of the transactions contemplated hereby and the application of the proceeds therefrom as described in the Prospectus, will be the holder of common partnership units in the Partnership representing an approximate 97.4% interest in the Operating Partnership.

(ix) The limited partnership agreement of the Operating Partnership, including any amendments thereto (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by all partners of the Operating Partnership required to approve any such amendments and constitutes a valid and binding agreement, enforceable in accordance with its terms, subject to the Exceptions.

(x) The issuance of units of common partnership interests (the “Common Units”) by the Operating Partnership in exchange for the Company’s contribution to the Operating Partnership through the General Partner of the net proceeds from the sale of the Shares to the Underwriters has been duly authorized and, when issued, such Common Units will be validly issued. Such Common Units will be issued in compliance with all federal and state securities laws, are not, or will not be, issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities and conform in all material respects to any description thereof contained in the Prospectus.

(xi) The statements set forth in the Prospectus describing the Shares and this Agreement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(xii) Each of the Company, its subsidiaries and, to the knowledge of the Company, the IH Manager is in possession of and is operating in compliance with all franchises, grants, authorizations, licenses, certificates, permits, easements, consents, orders and approvals (“Permits”) from all state, federal, foreign and other regulatory authorities, and has satisfied the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for such entities lawfully to own, lease and operate their respective properties and conduct their respective businesses as described in the Prospectus, and, each of the Company, its subsidiaries and, to the knowledge of the Company, the IH Manager is conducting its respective business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect.

(xiii) The Company, its subsidiaries and, to the knowledge of the Company, the IH Manager have filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon; all such tax returns are complete and correct in all material respects; all tax liabilities are adequately provided for on the books of the Company and its subsidiaries except to such extent as would not have a Material Adverse Effect; the Company, its subsidiaries and, to the knowledge of the Company, the IH Manager have made all necessary payroll tax payments and are current and up-to-date; and the Company has no knowledge of any tax proceeding or action pending or threatened against the Company, its subsidiaries or the IH Manager which, individually or in the aggregate, might have a Material Adverse Effect.

(xiv) Commencing with its taxable year ended December 31, 1994, the Company has been, and upon the sale of the Shares pursuant to this Agreement the Company will continue to be, organized and operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation described in the Registration Statement and the Prospectus will enable it to meet the requirements for taxation as a REIT under the Code. The Operating Partnership will be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation.

(xv) Except as described in the Prospectus, the Company, its subsidiaries and, to the knowledge of the Company, the IH Manager own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to conduct the business now operated by them, and none of the Company, its subsidiaries and, to the knowledge of the Company, the IH Manager has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xvi) Except as described in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them (each, a “Property” and collectively, the “Properties”), in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; the Company or such subsidiary has obtained an owner’s title insurance policy in an amount at least equal to the cost of acquisition from a title insurance company with respect to each of its real estate properties; except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases, with no exceptions that would materially interfere with the value thereof or materially interfere with the use made or to be made thereof by them; no person has an option or right of first refusal to purchase all or part of any Property or any proposed acquisition or any interest therein; the Company has no knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will have a material effect on the size of, use of, improvements on, construction on or access to any of the Properties.

(xvii) Except as otherwise described in the Prospectus, none of the Company, any of its subsidiaries and, to the knowledge of the Company, the IH Manager has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls (“PCBs”), petroleum product or waste (including crude oil or any fraction hereof, natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, “Hazardous Materials”)), on, in, under or affecting any Property, except in material compliance with applicable laws; except as disclosed in the Prospectus, to the knowledge of the Company, the Properties are in compliance with all federal, state and local laws, rules and regulations and other governmental requirements relating to pollution, control of chemicals and management of waste, (collectively, “Environmental Laws”), and the Company, its subsidiaries and, to the knowledge of the Company, the IH Manager are in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; except as otherwise described in the Prospectus, none of the Company, its subsidiaries and, to the knowledge of the Company, the IH Manager has received any written or oral notice from any governmental entity or any other person; and there is no pending, or, to the knowledge of the Company, threatened claim, litigation or any administrative agency proceeding that: (1) alleges a violation of any Environmental Laws by the Company, any of its subsidiaries or the IH Manager, or that the Company, any of its subsidiaries or the IH Manager is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et. seq., or any state superfund law; (2) has resulted in or could result in the attachment of an environmental lien on any of the Properties; or (3) alleges that the Company, any of its subsidiaries or the IH Manager is liable for any contamination of the environment, contamination of any Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws common law principles, or other legal standards. In the ordinary course of its business, the Company and its subsidiaries conduct Phase I environmental assessments on each of the Properties at the time such Property is acquired.

(xviii) None of the entities which prepared appraisals of the Properties or Phase I environmental assessment reports with respect to such Properties was employed for such purpose on a contingent basis or, to the knowledge of the Company, has any substantial interest in the Company, any of its subsidiaries or the IH Manager, and, to the knowledge of the Company, none of their trustees, directors, officers or employees is connected with the Company, any of its subsidiaries or the IH Manager as a promoter, selling agent, voting trustee, officer or employee.

(xix) No labor disturbance with the employees of the Company, any of its subsidiaries or, to the knowledge of the Company, the IH Manager exists or, to the knowledge of the Company, is imminent which, individually or in the aggregate, would have a Material Adverse Effect.

(xx) The Company, its subsidiaries and, to the knowledge of the Company, the IH Manager maintain insurance of the types and in the amounts generally deemed adequate for their respective businesses, including, but not limited to, directors’ and officers’ insurance, insurance covering real and personal property owned or leased by the Company, its subsidiaries or the IH Manager against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(xxi) None of the Company, any of its subsidiaries and, to the knowledge of the Company, the IH Manager is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its Governing Instruments. None of the Company, any of its subsidiaries and, to the knowledge of the Company, the IH Manager is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any such entity is a party or by which any such entity is bound or to which any of the properties or assets of any such entity is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, including, without limitation, Section 13 of the 1934 Act, which default or violation, individually or in the aggregate, would have a Material Adverse Effect.

(xxii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company, any of its subsidiaries or, to the knowledge of the Company, the IH Manager is a party or of which any property of the Company, any of its subsidiaries or, to the knowledge of the Company, the IH Manager is the subject that, if determined adversely to such entities or properties, would individually or in the aggregate have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated hereby or which is required to be disclosed in the Prospectus; to the Company’s knowledge, no such proceedings are threatened.

(xxiii) None of the Company, its subsidiaries and, to the knowledge of the Company, the IH Manager is or, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxiv) PricewaterhouseCoopers LLP, the accounting firm which has certified the financial statements filed with or incorporated by reference in and as a part of the Registration Statement, is an independent registered certified public accounting firm within the meaning of the 1933 Act and the 1933 Act Rules and Regulations. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to meet the broad objectives of internal accounting controls insofar as those would be material in relation to the Company’s financial statements or the Company’s compliance with its obligations under the 1933 Act, 1933 Act Rules and Regulations, 1934 Act and 1934 Act Rules and Regulations. The Company’s auditors and the audit committee of the board of trustees have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Any material weaknesses in internal controls have been identified for the Company’s auditors. The consolidated and combined financial statements and schedules of the Company and the IH Lessee, including the notes thereto, filed with or incorporated by reference in and as a part of the Registration Statement or Prospectus, present fairly the financial condition of the Company, its subsidiaries and the IH Lessee as of the respective dates thereof and the consolidated and combined results of operations and changes in financial position and consolidated and combined statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed therein. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data included in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements.

(xxv) No holder of any security of the Company has any right not effectively waived to require registration of any security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby and, except as disclosed in the Prospectus, no person has the right to require registration under the 1933 Act of any other securities of the Company. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Shares. Except for this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Shares.

(xxvi) The Company has not distributed and, prior to the later to occur of (i) the Closing Date or the Option Closing Date, if any, and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or any press release related thereto, which press release has been approved by you.

(xxvii) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Shares or the Series C Shares, and the Company is not aware of any such action taken or to be taken by affiliates of the Company.

(xxviii) Except as otherwise described in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company, any of its subsidiaries or the IH Manager, to or for the benefit of any of the officers or trustees of the Company or any of their family members.

(xxix) The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated thereunder, other than those provisions which are not yet effective.

(b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company (and the Operating Partnership, as applicable) to each Underwriter as to the matters covered thereby.

5. Additional Covenants. The Company and the Operating Partnership, jointly and severally, covenant and agree with the several Underwriters that:

(a) The Company will timely transmit copies of the Prospectus, and any amendments or supplements thereto, as applicable, to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Rules and Regulations.

(b) The Company will deliver to you upon request, and to counsel for the Underwriters, (i) a conformed copy of the Registration Statement as originally filed, including copies of exhibits thereto (other than any exhibits incorporated by reference therein), of any amendments and supplements to the Registration Statement (including all documents incorporated by reference therein) and (ii) a conformed copy of each consent and certificate included or incorporated by reference in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Company will deliver to the Underwriters through you as soon as practicable after the date of this Agreement as many copies of the Prospectus (including all documents incorporated by reference therein) as you may reasonably request for the purposes contemplated by the 1933 Act; if the Registration Statement is not effective under the 1933 Act, the Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible, and it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective; the Company will promptly advise you of any request of the SEC for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Company shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Shares; and the Company will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

(c) The Company will not file any amendment or supplement to the Registration Statement or the Prospectus (or any other prospectus relating to the Shares filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)) before the termination of the offering of the Shares of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected or which is not in compliance with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act and the 1934 Act Rules and Regulations, as applicable; and the Company will promptly notify you after it shall have received notice thereof of the time when any such amendment to the Registration Statement becomes effective or when any such supplement to the Prospectus has been filed.

(d) During the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, the Company will comply, at its own expense, with all requirements imposed by the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act and the 1934 Act Rules and Regulations, so far as necessary to permit the continuance of sales of or dealing in the Shares during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

(e) If, during the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act or 1934 Act by any Underwriter or dealer, (i) any event relating to or affecting the Company or of which the Company shall be advised in writing by you shall occur as a result of which, in the opinion of the Company or you, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Company will forthwith at its expense prepare and file (subject to Section 5(c)) with the SEC, and furnish to you a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

(f) During the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act or 1934 Act by any Underwriter or dealer, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction in which it is not already so qualified or otherwise so subject.

(g) In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Company will make generally available to its security holders and to holders of the Shares, as soon as practicable, an earnings statement (which need not be audited) in reasonable detail covering the 12 months beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement.

(h) During the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act or the 1934 Act by any Underwriter or dealer, the Company will file promptly all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act. The Company will furnish to its security holders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. Any report, document or other information required to be furnished under this paragraph (h) shall be furnished as soon as practicable after such report, document or information becomes available.

(i) The Company will apply the proceeds from the sale of the Shares as set forth in the description under “Use of Proceeds” in the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K.

(j) The Company will promptly provide you with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Shares under the 1933 Act or relating to any documents incorporated by reference into the Registration Statement or the Prospectus during the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act or the 1934 Act by any Underwriter or dealer.

(k) Prior to the Closing Date (and, if applicable, the Option Closing Date), the Company will not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to offering of the Shares, without your prior written consent, which consent will not be unreasonably withheld.

(l) The Company will use its best efforts to obtain approval for, and maintain the listing of the Shares on the New York Stock Exchange.

(m) Except for the Shares sold hereunder, for a period of 30 days after the date of the Prospectus, the Company will not directly or indirectly, (i) offer, pledge, sell, or contract to sell any Common Shares, (ii) sell any option or contract to sell any Common Shares, (iii) purchase any option or contract to sell any Common Shares, (iv) grant any option, right or warrant to purchase any Common Shares, (v) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Common Shares, whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise, (vi) take any of the foregoing actions with respect to any securities convertible into or exchangeable, redeemable or exercisable for or repayable with Common Shares, (vii) file with the Commission a registration statement under the 1933 Act relating to any additional Common Shares or securities convertible into or exchangeable, redeemable or exercisable for Common Shares, or (viii) publicly disclose the intention to take any of the foregoing actions, without the prior written consent of the Underwriter; provided, however, that the Company and the Operating Partnership shall not be restricted from issuing Common Shares or options, warrants, partnership interests or other securities convertible into or redeemable for Common Shares (i) in connection with acquisitions, joint ventures and similar arrangements, (ii) upon the exercise of outstanding employee share options and options pursuant to employee benefit plans, (iii) pursuant to non-employee trustee share plans, (iv) pursuant to any dividend reinvestment plan of the Company, (v) pursuant to employee benefit plans in the ordinary course of business, and (vi) upon conversion or redemption of any currently outstanding convertible securities, including partnership units.

(n) The Company and its subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls sufficient to meet the broad objectives of internal accounting controls insofar as those would be material in relation to the Company’s financial statements or the Company’s compliance with its obligations under the 1933 Act, 1933 Rules and Regulations, 1934 Act and 1934 Act Rules and Regulations.

(o) If the Company elects to rely on Rule 462(b) under the 1933 Act, the Company shall both file an Abbreviated Registration Statement with the SEC in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act by the earlier of (i) 10:00 p.m., New York, New York time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Company and the Operating Partnership contained herein, to the performance by the Company and the Operating Partnership of their covenants and obligations hereunder, and to the following additional conditions:

(a) All post-effective amendments to the Registration Statement shall have become effective not later than 4:00 p.m., New York, New York time, on the date hereof, or at such later date and time as may be approved by you; if the Company has elected to rely on Rule 462(b) under the 1933 Act, the Abbreviated Registration Statement shall have become effective not later than the earlier of (i) 10:00 p.m. New York, New York time, on the date hereof, or (ii) at such later date and time as may be approved by you. All filings required by Rule 424 and Rule 430A of the 1933 Act Rules and Regulations shall have been timely made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

(b) No Underwriter shall have advised the Company on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) On the Closing Date (and, if applicable, the Option Closing Date), you shall have received the opinion of Hunton & Williams LLP, counsel for the Company, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

(i) The Registration Statement and all post-effective amendments thereto and the Abbreviated Registration Statement, if any, have become effective under the 1933 Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) or otherwise has been made in the manner and within the time period required thereby; and, to the knowledge of such counsel, no stop or other order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act or under the securities laws of any jurisdiction.

(ii) The Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue date, comply as to form and appear on their face to be appropriately responsive in all material respects to the requirements of Form S-3 under the 1933 Act and the applicable 1933 Act Rules and Regulations (except that such counsel need express no opinion as to the financial statements, schedules or other financial or statistical data contained or incorporated by reference or required to be contained or incorporated by reference therein); the conditions for use of Form S-3 have been satisfied; and, as of the date they were filed with the SEC, the documents incorporated by reference in the Prospectus appear on their face to comply as to form and be appropriately responsive in all material respects with the requirements of the 1934 Act and the applicable 1934 Act Rules and Regulations (except that such counsel need express no opinion as to the financial statements or other financial data).

(iii) This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(iv) The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessment and Taxation of Maryland.

(v) The Company has the trust power to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage, substantially as described in the Prospectus and to enter into and perform its obligations under this Agreement, including the sale and issuance of the Shares.

(vi) Each of the subsidiaries listed on Schedule II hereto has been duly incorporated, organized or formed and is validly existing as a corporation, trust, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction in which it is incorporated, organized or formed as set forth on Schedule II.

(vii) Each of the subsidiaries listed on Schedule II hereto has the requisite corporate, trust, partnership or limited liability company, as the case may be, power to own, lease and operate its assets and properties and conduct its business as described in the Prospectus and, with respect to the Operating Partnership, to enter into, deliver and perform this Agreement.

(viii) Except as otherwise set forth in the Prospectus, all outstanding equity interests of the subsidiaries set forth in Schedule II are owned by the Company either directly or through subsidiaries.

(ix) The issuance and sale of the Shares and the execution, delivery and performance by the Company and the Operating Partnership of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, or to any of the Company’s subsequently filed Current Reports on Form 8-K or Quarterly Reports on Form 10-Q, nor will such action result in any violation of the provisions of the declaration of trust or bylaws of the Company, the partnership agreement or the certificate of limited partnership of the Operating Partnership, the

Maryland REIT Law or any federal or Virginia statute, rule, regulation or other law known by such counsel to be applicable to the Company or the Operating Partnership, or any order or judgment of any court or governmental agency or body having jurisdiction over the Company or the Operating Partnership, which order or judgment names the Company or the Operating Partnership and is known to such counsel.

(x) No filing, registration or qualification with, or authorization, approval, consent, license, order or decree of, any Maryland court or governmental authority or agency is required under the Maryland REIT Law in connection with the due authorization, execution, delivery and performance of this Agreement.

(xi) The Shares are approved for listing, subject to official notice of issuance, on the New York Stock Exchange. The issuance of the Shares is not subject to any preemptive or other similar rights arising under the declaration of trust or bylaws of the Company or the Maryland REIT Law or, to the knowledge of such counsel, any agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound. Except as described in the Prospectus, there are no restrictions upon the voting or transfer of the Shares pursuant to the declaration of trust or the bylaws of the Company or, to the knowledge of such counsel, any agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound.

(xii) To the knowledge of such counsel, (A) there are no legal, governmental or regulatory proceedings pending or threatened to which the Company any of its subsidiaries identified on Schedule II is a party or of which the business or properties of such entities is the subject which (individually or in the aggregate) are required to be disclosed in the Registration Statement and Prospectus and are not so disclosed or which (individually, or in the aggregate) could reasonably be expected to have a Material Adverse Effect; (B) there are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required; and (C) there are no statutes, rules or regulations required to be described in the Registration Statement or Prospectus which are not described as required.

(xiii) Such counsel has reviewed the information in the Registration Statement and the Prospectus in the sections entitled “Description of Shares of Beneficial Interest,” “Restrictions on Ownership and Transfer” and the information in item 15 of part II of the Registration Statement and, insofar as such information constitutes matters of federal law, the Maryland REIT Law, the Maryland General Corporation Law or summaries of certain provisions of the declaration of trust or bylaws of the Company, such information is accurate in all material respects and fairly presents the information disclosed therein.

(xiv) Neither the Company nor any subsidiary listed on Schedule II hereto is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940.

(xv) The Shares have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement, the declaration of trust and the resolutions of the Company against payment of the consideration therefor, will be validly issued, fully paid and non-assessable.

(xvi) The form of certificate evidencing the Shares complies in all material respects with the Maryland REIT Law and the Company’s declaration of trust and bylaws.

(xvii) The Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 2001 through December 31, 2003, and the Company’s organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2004, and in the future.

(xviii) The descriptions of the law and the legal conclusions contained in the Prospectus under the caption “Federal Income Tax Consequences of Our Status as a REIT” and under the caption “Additional Federal Income Tax Considerations” are correct in all material respects and the discussions thereunder fairly summarize the federal income tax considerations that are likely to be material to a holder of the Common Shares.

Such counsel shall confirm that during the preparation of the Registration Statement and Prospectus, such counsel participated in various conferences with officers of the Company, representatives of the Company’s independent certified public accountants and representatives of you. At those conferences, the contents of the Registration Statement and Prospectus and related matters were discussed. Because of the inherent limitations in the independent verification of factual matters, and the character of determinations involved in the preparation of registration statements under the 1933 Act, such counsel shall not pass upon, and shall not assume any responsibility for, and shall make no representation that such counsel has independently verified, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus except to the extent expressly provided above. Also, such counsel shall not express any opinion or belief as to the financial statements, schedules or other financial or statistical information contained in the Registration Statement or the Prospectus. Also, such counsel shall not express any opinion or belief as to any information furnished in writing by you expressly for use in the Registration Statement or Prospectus.

However, subject to the foregoing, on the basis of such counsel’s participation in the conferences referred to above and such counsel’s examination of the documents referred to herein, such counsel shall advise you that no facts have come to such counsel’s attention that would lead such counsel to believe that (i) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Prospectus, as of its date and as of the Closing Date, or, if applicable, the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering the foregoing opinions, such counsel may rely, as to all matters of fact, upon certificates and written statements of the executive officers of, and accountants for, the Company and certificates of public officials, provided, in either case, that such counsel shall state in their opinion that they and the Underwriters are justified in relying thereon.

(d) You shall have received on the Closing Date (and, if applicable, the Option Closing Date), from Alston & Bird LLP, counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to such matters as you may reasonably require; and the Company shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 6 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

(e) You shall have received at or prior to the Closing Date from Alston & Bird LLP a memorandum or memoranda, in form and substance satisfactory to you, with respect to the qualification for offering and sale by the Underwriters of the Shares under state securities or Blue Sky laws of such jurisdictions as the Underwriters may have designated to the Company.

(f) On the date of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), you shall have received from PricewaterhouseCoopers LLP, a letter or letters, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Rules and Regulations, and stating to the effect set forth in Schedule III hereto.

(g) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that has had or reasonably could be expected to have a Material Adverse Effect; and subsequent to the date of this Agreement or the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capital shares (or equivalent thereof) or short-term or long-term debt of the Company and its subsidiaries or any change or any development involving or which might reasonably be expected to involve a Material Adverse Effect.

(h) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or The Nasdaq National Market or the establishing on such exchange or market by the SEC or by such exchange or market of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange or the establishing on such exchange by the SEC or by such exchange of minimum or maximum prices which are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or Florida authorities; (iv) the outbreak of new hostilities or material escalation of existing hostilities involving the United States or the declaration by the United States of a national emergency or war, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; or (v) any calamity or crisis (including acts of terrorism), change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus.

(i) You shall have received certificates, dated the Closing Date (and, if applicable, the Option Closing Date) and signed by the President and the Chief Financial Officer of the Company, in their capacities as such, stating that:

(i) the condition set forth in Section 6(a) has been fully satisfied;

(ii) they have reviewed the Registration Statement and the Prospectus as amended or supplemented and all documents incorporated by reference therein and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto or any documents incorporated by reference therein, as of their respective effective, issue or filing dates, contained, or the Prospectus as amended or supplemented and all documents incorporated by reference therein, when read together with the documents incorporated by reference therein, at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii) there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth and there has been no document required to be filed under the 1934 Act and the 1934 Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed;

(iv) all representations and warranties made herein by the Company are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the Company on or prior to such Closing Date have been duly performed and complied with by the Company; and

(v) covering such other matters as you may reasonably request.

(j) At the time of execution of this Agreement, Messrs. Jeffrey H. Fisher, David Bulger and Mark A. Murphy shall have executed and delivered to you a lock-up agreement substantially in the form provided by you to the Company.

(k) The Company and the Operating Partnership shall have furnished to you at the Closing Date (and, if applicable, the Option Closing Date) such further information, opinions, certificates, letters and documents as you may have reasonably requested.

(l) The Shares shall have been approved for trading upon official notice of issuance on the New York Stock Exchange.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to Alston & Bird LLP, counsel for the Underwriters. The Company and the Operating Partnership will furnish you with such signed and conformed copies of such opinions, certificates, letters and documents as you may request.

If any of the conditions specified above in this Section 6 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by you in writing, this Agreement may be terminated by you on notice to the Company.

7. Indemnification and Contribution. (a) The Company and the Operating Partnership, jointly and severally, will indemnify and hold harmless each Underwriter for and against any losses, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the

Prospectus or any supplement or amendment thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any reasonable legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the prior written consent of the Company); provided, however, that the Company and the Operating Partnership shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 13 hereof).

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Operating Partnership for and against any losses, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 13 hereof), and will reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the prior written consent of the Underwriters).

(c) Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, promptly notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from (i) any liability except to the extent that it has been prejudiced in any material respect by such failure or (ii) any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its prior written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, in addition to any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the total discounts and commissions received by such Underwriter with respect to the Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations with respect to the Shares and not joint.

(e) The obligations of the Company and the Operating Partnership under this Section 7 shall be in addition to any liability that the Company and the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and trustee of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act.

(f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 7, and are fully informed regarding such provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, the Prospectus, and any supplement or amendment thereof, as required by the 1933 Act.

8. Representations and Agreements to Survive Delivery. The respective representations, warranties, agreements and statements of the Company and the Operating Partnership and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Operating Partnership, the Company or any of their officers, directors, trustees or any controlling persons and shall survive delivery of and payment for the Shares hereunder.

9. Substitution of Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that they have so arranged for the purchase of such Shares, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any persons substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you and the Company as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased does not exceed one-eleventh of the total Shares to be sold on the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you and the Company as provided in subsection (a) above, the number of Shares which remains unpurchased exceeds one-eleventh of the total Shares to be sold on the Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Shares of the defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be borne by the Company and the Underwriters as provided in Section 11 hereof and the indemnity and contribution agreements in Section 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10. Effective Date and Termination. (a) In the event of any termination of this Agreement pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Section 7 or Section 11 hereof.

(b) If any condition specified in Section 6 hereof shall not have been satisfied when and as required to be satisfied, this Agreement may be terminated by you, by notice to the Company, at or prior to the Closing Date or the Option Closing Date, as applicable. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof. If you terminate this Agreement as provided in this Section 10(b), you shall notify the Company by telephone or telegram, confirmed by letter.

11. Costs and Expenses. (a) The Company, whether or not the transactions contemplated hereby are consummated or this Agreement is prevented from becoming effective under Section 10 hereof or is terminated, will bear and pay the costs and expenses incident to the registration of the Shares and public offering thereof, including, without limitation, (i) all expenses (including stock transfer taxes) incurred in connection with the delivery to the Underwriters of the Shares, the filing fees of the SEC, the fees and expenses of the Company’s counsel and accountants, (ii) the preparation, printing, filing, delivery and shipping of the Registration Statement, the Prospectus and any amendments or supplements thereto, (iii) the furnishing of copies of such documents to the Underwriters, (iv) the registration or qualification of the Shares for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements, if any, of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky memoranda or related analysis, (v) the filing fees of the NASD (if any) and fees and disbursements of counsel to the Underwriters relating to any review of the offering by the NASD, (vi) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (vii) all fees and expenses relating to the authorization of the Shares for trading on the New York Stock Exchange, (viii) all travel expenses, including air fare and accommodation expenses, of representatives of the Company in connection with the offering of the Shares, and (ix) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Shares; provided further, that the Underwriters will bear and pay the fees and expenses of the Underwriters’ counsel (except as provided in this Section 11), the Underwriters’ out-of-pocket expenses, and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Shares.

If this Agreement is terminated by you in accordance with the provisions of Section 10(b) because of a failure to satisfy the conditions set forth in Sections 6(a), (b), (c), (f), (g) or (i), or because of the inaccuracy of any of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or the failure of the Company or the Operating Partnership to perform their covenants and obligations in this Agreement, the Company and the Operating Partnership shall reimburse the Underwriters for all of their reasonable out of pocket expenses, including the fees and disbursements of counsel to the Underwriters.

12. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriter shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o Wachovia Capital Markets, LLC at 7 St. Paul Street, 1st Floor, Baltimore, Maryland 21202, Attention: Michael W. Cummings, facsimile number (443) 263-6809, or if sent to the Company or the Operating Partnership shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Company at 306 Royal Poinciana Way, Palm Beach, Florida 33480, Attention: Mark A. Murphy, facsimile number (561) 833-2352.

13. Information Furnished by Underwriters. The statements set forth in the fourth, tenth, eleventh, twelfth (to the extent that the language therein relates to the underwriters) and the thirteenth paragraphs and the public offering price and underwriting discounts and commissions portions of the table below the fifth paragraph under the caption “Underwriting” in the Prospectus Supplement, the information concerning the Underwriters’ identity and the number of Shares to be purchased by each contained in the table immediately below the first paragraph under the caption “Underwriting” in the Prospectus Supplement and the names of the Underwriters on the front and back covers of the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Section 4(a)(ii), Section 6(c) and Section 7 hereof.

14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Operating Partnership and, to the extent provided in Sections 7 and 8, the officers and trustees of the Company and each person who controls the Company, the Operating Partnership or any Underwriter and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers, trustees and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

In all dealings hereunder, you shall act on behalf of each of the several Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters, made or given by you as the representative of the Underwriters, as if the same shall have been made or given in writing by the Underwriters.

15. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

16. Pronouns. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

17. Time of Essence. Time shall be of the essence of this Agreement.

18. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance (including section 5-1401 of the New York General Obligations Law but excluding all other choice of law and conflicts of laws rules).

19. Definitions. For purposes of this Agreement, (a) “IH Lessee” means Innkeepers Hospitality, Inc., a Virginia corporation, and those corporations or other entities controlled by Mr. Jeffrey Fisher which formerly leased hotels from the Operating Partnership or its subsidiaries; (b) “IH Manager” means Innkeepers Hospitality Management, Inc., a Florida corporation; (c) “knowledge” means the actual knowledge of the executive officers of the applicable entity, after reasonable inquiry or investigation; provided, that, where “knowledge” qualifies a representation or warranty of the Company or the Operating Partnership with respect to the IH Manager, “knowledge” means the actual knowledge of the executive officers of the Company without further inquiry or investigation; and (d) “Governing Instruments” of a party means the declaration of trust, articles or certificate of incorporation, charter, bylaws, certificate of limited partnership, partnership agreement, articles of organization, operating agreement or other governing instrument, as applicable, of the party.

If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Operating Partnership and the Underwriters.

INNKEEPERS USA TRUST

By:	/s/ Mark Murphy
Mark Murphy General Counsel and Secretary

INNKEEPERS USA LIMITED PARTNERSHIP
By:	Innkeepers Financial Corporation,
its general partner

By:	/s/ Mark Murphy
Mark Murphy Vice President

Accepted in Baltimore,

Maryland, as of the date

first above written, on

behalf of ourselves and

each of the several

Underwriters named in

Schedule I hereto.

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Mark Waxman
Mark Waxman Director

SCHEDULE I

Name	Number of Shares
Wachovia Capital Markets, LLC	3,960,000
Calyon Securities (USA) Inc.	440,000

Total	4,400,000

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SCHEDULE II

Entity	State of Formation
1. Innkeepers Financial Corporation	VA
2. Innkeepers USA Limited Partnership	VA
3. Innkeepers RI Northwest, L.P.	VA
4. Innkeepers RI General, L.P.	VA
5. Any other subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X

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SCHEDULE III

Pursuant to Section 6(f) of the Underwriting Agreement, PricewaterhouseCoopers LLP shall furnish a letter to the Underwriters to the effect that:

(i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Rules and Regulations.

(ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included or incorporated by reference in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the applicable 1933 Act Rules and Regulations with respect to registration statements on Form S-3; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants (“AICPA”) of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to you.

(iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, performing the procedures specified by the AICPA for a review of interim financial information as discussed in SAS No. 100, Interim Financial Information, on the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) any material modifications should be made to the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included or incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles, or the unaudited statements of consolidated income, statements of consolidated financial position and statements of consolidated cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Rules and Regulations.

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(B) any other unaudited income statement data and balance sheet items included or incorporated by reference in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Prospectus.

(C) the unaudited financial statements which were not included or incorporated by reference in the Prospectus but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included or incorporated by reference in the Prospectus.

(D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act and the 1934 Act Rules and Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

(E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital shares or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated working capital, net current assets or net assets, or any changes in any other items specified by you, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

(F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or any changes in any other items specified by you, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by you, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter.

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(iv) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by you, which are derived from the general accounting records of the Company and its subsidiaries for the periods covered by their reports and any interim or other periods since the latest period covered by their reports, which appear or are incorporated by reference in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by you, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

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